THE CLOROX COMPANY STOCK OPTION PLAN (1977)
(Amended 10/16/80, 7/21/82, 6/21/83,  10/19/83,
9/18/85, 11/20/85, 7/15/87 and 11/19/93)




ARTICLE A -- PURPOSE

The purpose of The Clorox Company Stock Option Plan (1977) is to encourage those key employees of The Clorox Company
(the "Company") and affiliated companies who are largely responsible for the success and development of the business to increase their proprietary interest in the Company by the allotment and sale to them by the Company of shares of Clorox Common Stock as provided in this Plan.

ARTICLE B -- SALE OF SHARES

The allotment and sale of shares of Clorox Common Stock shall be made through the granting of options to purchase said shares in accordance with and subject to the terms and restrictions of this Plan. Such options may or may not qualify as "Incentive Stock Options" under Section
422A of the Internal Revenue Code (as it may hereafter from time to time be amended). (Amended 7/21/82).

ARTICLE C -- NUMBER OF SHARES TO BE SOLD THROUGH OPTIONS

The aggregate number of shares of Clorox Common Stock which may be issued under all options to be granted pursuant to this Plan shall not exceed one million nine hundred thousand (1,900,000) shares. The shares to be delivered upon exercise of options granted under this Plan shall be made available at the discretion of the Board of Directors of the Company (the "Board") out of either authorized and unissued shares or treasury shares. (Amended 10/19/83).

ARTICLE D -- ADMINISTRATION OF PLAN

  1. This plan shall be administered by the committee of the Board (the "Committee") designated by it for that purpose. The Committee shall be composed of three or more members of the Board who are not officers or employees of the Company or an affiliated company, to be appointed by the Board from time to time and to serve at the pleasure of the Board.

  2. It shall be the duty of the Committee to administer this Plan in accordance with its provisions, to report thereon not less than once each year to the Board, and to make such recommendations of amendments or otherwise as it may deem necessary. A decision by a majority of the Committee shall govern all actions of the Committee. Members of the Committee shall not be eligible to receive options under this Plan while serving, but may exercise options previously granted in accordance with the terms of said options.

  3. Subject to the express provisions of this Plan, the Committee shall have authority to grant options, to construe the respective option agreements and this Plan, to determine the terms and provisions of the respective option agreements including the setting of the dates when the option or parts of it may be exercised, and to make all other determinations necessary or advisable for administering this Plan. If an option is intended to qualify as an Incentive Stock Option, the option agreement shall contain those terms and conditions necessary to so qualify said option. (Amended 7/21/82).

  4. The Committee may establish from time to time such regulations, provisions, and procedures, within the terms of this Plan as, in its opinion, may be advisable in the administration of this Plan.

  5. The Committee may designate the Secretary of the Company or other employees of the Company to assist the Committee in the administration of this Plan and may grant authority to such persons to execute documents on behalf of the Committee.

  6. The Committee shall have the authority to grant options consistent with the terms and conditions of this Plan, but which may contain other provisions satisfying the conditions of any applicable law or regulation affording the option or the optionee favorable treatment for specified purposes.

ARTICLE E -- PARTICIPATION

The Committee shall select those key employees of the Company and affiliated companies who, in the opinion of the Committee, have demonstrated a capacity for contributing in a substantial measure to the success of the Company, and shall determine the number of shares with respect to which options are to be granted to each.

ARTICLE F -- OPTION PRICE

The option price shall be established by the Committee as of the date the option is granted and shall be not less than 100% of the fair market value of such shares on the day such option is granted.

ARTICLE G -- CONDITION OF OPTIONS

The fact that an employee has been granted an option under this Plan shall not affect or qualify the right of the employer to terminate his employment at any time.

ARTICLE H -- NUMBER OF OPTIONS

More than one option may be granted to any employee under this Plan.

ARTICLE I -- ADJUSTMENT

Appropriate adjustments in the number of shares which can be issued (ARTICLE C), and in the numbers and option prices of shares covered by outstanding options granted hereunder, shall be made to give effect to any stock splits, stock dividends, or other changes in the stock of the Company.

ARTICLE J -- EXERCISE OF OPTIONS

  1. Any stock option granted by the committee shall have a maximum life of ten (10) years from the date of grant.

  2. No option granted under this Plan shall be exercisable within one (1) year from the date of grant.

  3. In case an optionee ceases to be an employee of the Company or any of its affiliated companies while holding an unexercised option:

      (a) Any unexercisable portions of the option are then void except in case of death of the optionee.

      (b) Except in case of death or retirement of the optionee, any exercisable portions of an option shall terminate and be no longer exercisable unless exercised before the expiration date of the option or within three (3) months of the date of such cessation, whichever is earlier.
          (Amended 10/16/80).

  4. When an employee retires, in accordance with the provisions of any appropriate profit sharing or retirement plan of the Company or any of its affiliated companies, any options shall become immediately exercisable at any time prior to the expiration date of the options or within a period following the employee's retirement date specified from time to time by the Committee, whichever period is shorter. Termination of employment under the permanent disability settlement provision of any such plan shall be deemed the same as retirement. (Amended 11/17/93)

      If the Compensation Committee changes the time period following Retirement in which an Option may be exercised, the change will not (i) have the effect of shortening the exercise period of Options held by persons who retired before the effective date of the Compensation Committee's action, to (ii) make exercisable any Option which had expired pursuant to an exercise time period previously set by the Compensation Committee. (Added 11/17/93)

  5. Options are not transferable otherwise than by will or by the laws of descent and distribution.

  6. In case of the death of the optionee while an employee of the Company or any of its affiliated companies, the persons to whom the options have been transferred by will or by the laws of descent and distribution shall have the privilege of exercising remaining options or parts thereof (whether or not exercisable on the date of the death of such employee) at any time prior to the expiration date of the option or within one (1) year of the date of death of the optionee, whichever is earlier. Otherwise, any option may be exercised only by the optionee personally or by his legal representative.

  7. The Committee may, in its sole discretion, permit an option which is being exercised either (a) by an optionee who has retired due to permanent disability or
      (b) after the death of the optionee, as provided in paragraphs 4 and 6 above, to be surrendered, in lieu of exercise, for an amount equal to the difference between the option price and the fair market value, if higher, of shares of Clorox Common Stock on the day the option is surrendered, payment to be made in shares of Clorox Common Stock valued at their fair market value on such date, cash or a combination thereof, in such proportion and upon such other terms and conditions as shall be determined by the Committee. The difference between the number of shares subject to options so surrendered and the number of shares, if any, issued upon exercise shall represent shares which shall not be available for granting future options under this Plan.

  8. The Committee may, in its sole discretion, permit an option which is being exercised by an optionee who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, to be surrendered in part in lieu of exercise and exercised in part as follows: not less than 50% of the number of shares being exercised must be paid for at the option price; and the remaining number of shares may be surrendered for an amount per share equal to the difference between the option price and the fair market value of shares of Clorox Common Stock on the day the option is so surrendered, payable by the Company in cash but in no event shall the amount paid per share exceed 100% of the option price of the shares so surrendered. The number of shares so surrendered, as well as the shares issued, shall represent shares which shall not be available for granting future options under this Plan.

  9. Notwithstanding the foregoing, time spent on leave of absence shall be considered as employment for the purposes of this Plan. Leave of absence means any period of time away from work granted to an employee by the employer because of illness or injury or because of other reasons satisfactory to the employer.

 10. A certificate or certificates for the shares purchased through the exercise of options will be issued in regular course after exercise of the option and payment therefore The Company reserves the right from time to time to suspend the exercise of any option for a period not to exceed thirty (30) days where such suspension is required for corporate purposes. No such suspension shall extend the life of the option beyond its expiration date and, in no event, will there be a suspension in the five calendar days immediately preceding the expiration date.

 11. On exercise of an option, payment of the option price may be made (a) in cash or (b) in shares of Clorox Common Stock valued at their fair market value on the date of such payment, or a combination thereof. Certificate(s) for such shares tendered in payment shall be in a form for good delivery and the optionee must have held the tendered shares for at least one year. In addition, after July 1, 1983, (i) only an optionee who is not at the time subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, may pay the option price in shares receivable upon exercise of the option being exercised, valued at their fair market value on the date of such payment plus cash for any resulting fraction of a share, and only with respect to options outstanding on June 30, 1983; and (ii) no option granted will be exercisable in the manner described in
      (i) hereof. (Amended 6/21/83).

 12.	 The Company shall have the power to withhold, or require
      an optionee to remit to the Company, an amount sufficient to satisfy any federal, state, local or foreign withholding tax requirements on any non-qualified stock option exercised pursuant to the Plan.

      To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the optionee to satisfy a tax withholding requirement by directing the Company to apply shares of stock to which the optionee is entitled as a result of the exercise of an option other than an Incentive Stock Option, to satisfy such requirement. (Added 7/15/87).

ARTICLE K -- ADDITIONAL PROVISIONS

  1. The Board may at any time repeal this Plan and may amend it from time to time. The optionee and the Company shall be bound by any such amendments as of their effective dates, but if any outstanding options are affected, notice thereof shall be given to the holders of such options and such amendments shall not be applicable to any option without the consent of the optionee. If this Plan is repealed in its entirety, any unexercised option shall continue to be exercisable in accordance with its terms.

  2. Should any option expire, cease to be exercisable or be otherwise canceled without being fully exercised, the number of shares as to which the option has not been exercised shall thereupon continue to be reserved for, and be subject to, the granting of options under this Plan. Such shares may be optioned again to the employee who had been granted such canceled option or to other employees at an option price, determined in accordance with Article F, which may be lower than, the option price of such canceled option.

  3. No shares shall be issued or delivered upon the exercise of any option unless and until, in the opinion of Counsel for the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed and any other requirements of law or of any regulatory body having jurisdiction over such issuance or delivery shall have been fully complied with.

  4. "Affiliated company" means any company controlling, controlled by or under common control with the Company.

ARTICLE L -- CONSENT OF OPTIONEE

Every optionee shall be bound by the terms and restrictions of this Plan and his acceptance of an option shall constitute an agreement between him and the Company or an affiliated company and any successors in interest to any of them.

ARTICLE M -- PERFORMANCE UNITS (Add 10/16/80)

  1. The Committee may from time to time, and subject to the provisions of this Plan and such other terms and conditions as the Board or the Committee may prescribe, grant one or more performance units to any optionee under the 1977 Plan with respect to options granted thereunder at any time or to any optionee under the 1968 Plan with respect to outstanding options granted thereunder and outstanding as of October 17, 1980. Performance units shall be related (on a one-for-one basis and with the effect herein set forth) to shares which are subject to an option granted on or after October 17, 1980 and to shares which are subject to an option granted under either Plan outstanding as of October 17, 1980 but only to the extent then unexercised.

  2. Upon the exercise of any option to which performance units have been related by grant of the Committee, there shall be canceled that number of performance units equal to the sum of the shares issued on exercise plus the number of shares surrendered in lieu of exercise.

  3. The value of a performance unit and the method of assigning the value shall be determined by the Committee at the time of the granting of the performance unit.
      The value to be paid shall be based upon the achievement of criteria of performance over an award period, such criteria and period to be determined by the Committee at the time of grant. In its administration of this Plan, the Committee shall have full discretion to change from time to time the criteria of performance with respect to outstanding performance units in recognition of conditions, events or transactions not foreseen at the time of grant.

  4.  At the expiration of the award period determined by
      the Committee for each performance unit, the
      performance unit value, if any, shall be credited
      to an account for the benefit of the optionee who
      shall thereafter have a fully vested interest in
      that value, with payment deferred as hereafter
      provided.   Interest shall be credited to that
      account at a rate fixed from time to time by the Committee. Thereafter, if the option to purchase the related shares is exercised or if the related shares are surrendered in lieu of exercise, there shall be charged to the optionee's account the value of that number of performance units (plus any interest accrued thereon) equal to the sum of the shares issued on exercise plus the number of shares surrendered in lieu of exercise.

  5.  Payment of the vested performance unit values
      (plus any interest accrued thereon) shall be deferred until the earliest of the following dates and be made in the manner respectively set forth:

      (a) At the expiration of the original term of the option to purchase the related shares, in the discretion of the Committee, the value may be paid up to approximately one-half in full shares of Clorox Common Stock valued at their fair market value on the date of such payment and the balance in cash, or all in cash.

      (b) In case an optionee ceases to be an employee of the Company or any of its affiliated companies, except in case of death or retirement of the optionee, in five equal annual cash payments commencing on the date of such cessation unless the Committee, in its sole discretion, fixes a shorter term;

      (c) On retirement of the optionee, in cash at any time elected by the optionee within one (1) year of the date of retirement;

      (d) On death of the optionee, in cash at anytime elected by the optionee's legal representative within one (1) year of the date of death.

      If vested performance unit values are paid as above, the number of shares subject to related stock options shall represent shares which shall not be available for granting future options under this Plan.

ARTICLE N -- DURATION OF PLAN

This Plan will terminate on October 31, 1987 unless an earlier termination date is fixed by action of the Board, but any options granted prior thereto may be exercised in accordance with their terms.

ARTICLE O -- INCENTIVE STOCK OPTIONS (Add 7/21/82)

  1. The provisions of this Article O shall govern all options granted after July 1, 1982 and designated by the Committee as "Incentive Stock Options" as defined in Section 422A of the Internal Revenue Code.

  2.  Shares acquired pursuant to exercise of an Incentive
      Stock Option will be entitled to treatment as such only if:

      (a) no disposition of such shares is made by the optionee within two (2) years from the date of granting such option nor within one (1) year from the date of exercising such option
           (i.e., the date shown on the stock certificate;
           and (Added 11/20/85)

      (b) except in the case of total and permanent disability, as defined in Article J.4, and in the case of death, the optionee, at all times during the period beginning on the date of granting such option and ending on the day three (3) months before the date of exercising such option, was an employee of the company or of an affiliated company; and (Added 11/20/85)

      (c) in the case of total and permanent disability, the three (3) months period is extended to one
           (1) year; and (Added 11/20/85)

      (d)  in the case of death, the provisions of
           Article J.6 apply.  (Added 11/20/85)

  3. "Incentive Stock Option" means an option designated as such by the Committee and granted to an employee of the Company or an affiliated company, provided:

      (a)  such option is granted under this Plan, as amended;

      (b)  such option is granted on or before August 8, 1987;

      (c) such option by its terms is not exercisable after the expiration of ten (10) years from the date such option is granted;

      (d) the option price under such option conforms to Article F hereof;

      (e) such option by its terms is not transferable by the optionee otherwise than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee;

      (f) the optionee at the time such option is granted does not own stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or of an affiliated company;

      (g) such option by its terms is not exercisable while there is outstanding any Incentive Stock Option which was granted before the granting of such option to the optionee; and

      (h) the aggregate fair market value (as of the date such option is granted) of Clorox Common Stock covered by all Incentive Stock Options granted in any calendar year to any optionee shall not exceed $100,000 plus any unused limit carryover to such year as defined in Section 422A(c) (4) of the Internal Revenue Code.

  4. In the event that the optionee acquires any shares of stock pursuant to the exercise of an Incentive Stock Option, the optionee shall notify the Company within 30 days of any disposition (whether by sale, exchange, gift, or any other transfer of legal title) which he shall make of any such shares within the one (1) year period beginning on the day after the day of exercise or within the two (2) year period beginning on the day after the day of granting such option.

  5. If any provision of this plan is in conflict with this Article O, the provision of this Article O shall prevail with respect to Incentive Stock Options.






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